                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [_]

    Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement             [_] Confidential, for Use of the
                                               Commission Only (as Permitted by
[_] Definitive Additional Materials            Rule 14a-6(e)(2))

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         SUNRISE TELECOM INCORPORATED
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                      [SUNRISE TELECOM INCORPORATED LOGO]

                            22 Great Oaks Boulevard
                           San Jose, California 95119

                                                                   April 9, 2001

Dear Stockholder:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Sunrise Telecom Incorporated to be held on Thursday, May 10, 2001 at 10:00 AM at the Hyatt Hotel, 302 South Market Street, San Jose, California 95113. This is our first meeting of stockholders following the initial public offering of our shares.

   The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the annual meeting. You also will have the opportunity to hear what has happened in the past year and to ask questions.

   We hope that you can join us. However, whether or not you plan to be there, please sign and return your proxy in the enclosed envelope as soon as possible so that your vote will be counted.

                                          Sincerely,

                                          /s/ Paul Ker-Chin Chang
                                          Paul Ker-Chin Chang
                                          President and Chief Executive
                                           Officer

                          Sunrise Telecom Incorporated
                            22 Great Oaks Boulevard
                           San Jose, California 95119

                                                                   April 9, 2001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

   Sunrise Telecom Incorporated will hold its Annual Meeting of Stockholders at 10:00 AM on Thursday, May 10, 2001 at the Hyatt Hotel, 302 South Market, San Jose, CA 95113.

   At this meeting we will ask you:

  . to elect two directors to serve until the 2004 Annual Meeting of Stockholders; and

  . to transact any other business that properly comes before the meeting;

   Your Board of Directors has selected March 30, 2001 as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at 22 Great Oaks Boulevard, San Jose, CA 95119, for ten days before the meeting.

   This Proxy Statement, a proxy card and the 2000 Annual Report to Stockholders are being distributed on or about April 9, 2001, to those entitled to vote.

                                          By Order of the Board of Directors

                                          Michael F. Heafey
                                          Secretary

                              GENERAL INFORMATION

Q:  Who is soliciting my proxy?

A: We--the Board of Directors of Sunrise Telecom Incorporated--are sending you this Proxy Statement in connection with our solicitation of proxies for use at Sunrise's 2001 Annual Meeting of Stockholders. Certain directors, officers and employees of Sunrise may solicit proxies on our behalf by mail, phone, fax or in person.

Q:  Who is paying for this solicitation?

A: Sunrise will pay for the solicitation of proxies. Sunrise also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Sunrise common stock.

Q:  What am I voting on?

A: The election of Robert C. Pfeiffer and Jennifer J. Walt to the Board of Directors.

Q:  Who can vote?

A: Only those who owned Sunrise common stock at the close of business on March 30, 2001, the record date for the Annual Meeting, can vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting.

Q:  How do I vote?

A: You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person--by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy in time, the individuals named as proxyholders will vote your shares as you instruct. If you sign and return your proxy but do not mark your voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director.

Q:  What constitutes a quorum?

A: On the record date, Sunrise had 50,003,598 shares of common stock, $.001 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. We include the shares of persons who abstain in determining those present and entitled to vote, but exclude shares held by brokers in "street" or "nominee" name when the broker indicates that you have not voted and it lacks discretionary authority to vote your shares (i.e., "broker non-votes").

Q:  What vote is needed to approve the proposals?

A: The nominees receiving the most votes are elected as directors. As a result if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker "non-vote" affect the outcome of the election

Q:  Can I vote on other matters?

A: Sunrise's by-laws limit the business conducted at any annual meeting to (1) business in the notice of the meeting, (2) business directed by the Board of Directors and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified our Secretary in writing (at our San Jose headquarters) not less than 90 days nor more than 120 days before the anniversary of the mailing of the proxy statement for the prior year's annual meeting. The notice must briefly describe the business to be brought and the reasons; give the name, address and number of shares owned by the stockholder of record and any beneficial holder for which the proposal is made; and identify any material interest the stockholder of record or any beneficial owner has in the business.

   We do not expect any matters not listed in the Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (the "Exchange Act") (which would include matters that the proxyholders did not know were to be presented 90 days before the anniversary of last year's proxy statement).

Q: What is the deadline for submitting a stockholder proposal for the 2002 Annual Meeting?

A: To be considered for presentation in the proxy statement for Sunrise's 2002 Annual Meeting of Stockholders, a stockholder proposal must be received at Sunrise's offices no later than December 10, 2001.

Q:  How do I nominate someone to be a Sunrise director?

A: A stockholder may recommend nominees for director notifying our Secretary in writing (at our San Jose headquarters) not less than 90 nor more than 120 days before the anniversary of the mailing of the proxy statement for the prior year's annual meeting. The notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Sunrise common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934 and the nominee's written consent to the nomination and to serve, if elected.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

   Sunrise's Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect two individuals to serve as a director until the 2004 Annual Meeting. Each of the nominees is now a member of the Board of Directors.

   The individuals named as proxyholders will vote your proxy for the election of the two nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute. We recommend a vote FOR each of the nominees.

   Below are the names and ages of the directors, the years they became directors, their principal occupations or employment for at least the past five years and certain of their other directorships.

Nominees for Election for a Three-Year Term Ending with the 2004 Annual
Meeting

 Robert C. Pfeiffer  Age 38, a director since October 1991. Retired. Our Vice
                     President of Engineering from 1991 to March 2001; our
                     Chief Technology Officer from December 1999 to March
                     2001; our Secretary from October 1991 to July 2000. From
                     June 1989 to October 1991, a Telecommunication R&D
                     Engineer for the Wiltron division of Anritsu Corporation.

 Jennifer J. Walt    Age 44, a director since March 2000. An attorney at the
                     law firm of Littler Mendelson, P.C. since 1983 and
                     currently a shareholder of that firm.

Directors Continuing in Office Until the 2002 Annual Meeting

 Paul A. Marshall      Age 43, a director since October 1991. Our Chief
                       Operating Officer since December 1999; our Vice
                       President of Marketing since March 1992; our Chief
                       Financial Officer from October 1991 until December 1999.
                       From 1980 to 1992, various positions with the Wiltron
                       division of Anritsu Corporation, most recently as
                       Marketing Staff Engineer.

 Patrick Peng-Koon Ang Age 41, a director since March 2000. President of
                       Digicom Systems Inc., a manufacturer of high-speed communications products, since December 1998. From
                       December 1993 to November 1997, Division President for
                       OPTi, Inc., a supplier of semiconductor products for the personal computer market.

Directors Continuing in Office Until the 2003 Annual Meeting

 Paul Ker-Chin Chang   Age 43, a director since October 1991. Our Chief
                       Executive Officer, President and Chairman since October
                       1991. From 1984 to 1991, Engineering Supervisor for the
                       Wiltron division of Anritsu Corporation, a manufacturer
                       of communications test equipment.

 Henry P. Huff         Age 57, a director since March 2000. Vice President,
                       Finance and Chief Financial Officer of NorthPoint
                       Communications Group Inc. from June 1998 until his
                       retirement in April 2000. Chief Financial Officer of
                       Fabrik Communications, Inc., a messaging service
                       provider, from October 1996 until June 1998 and Chief
                       Financial Officer of Sierra Ventures, a Menlo Park-based
                       venture capital firm, from February 1992 to September
                       1996. From August 1986 to February 1992, Chief Financial
                       Officer of Centex Telemanagement, Inc.

Committees of the Board of Directors; Meetings

   During the year ended December 31, 2000, the Board held five meetings. Each of the directors attended at least 75% of the meetings of the Board and the committees on which he or she served. The Board has an Audit Committee and a Compensation Committee. The Board has adopted a written Audit Committee Charter, which is attached to this Proxy Statement as Appendix A. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

 Audit Committee

   The responsibilities of the Audit Committee include:

  . Nominating the independent auditors for annual approval by the Board;

  . Reviewing the plan for the audit and related services at least annually;

  . Reviewing audit results and annual and interim financial statements;

  . Ensuring the receipt of, and reviewing, a written statement from the company's auditors delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1;

  . Reviewing and actively discussing with the company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

  . Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

  . Overseeing the adequacy of the company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

  . Overseeing the effectiveness of the internal audit function;

  . Overseeing the company's compliance with the Foreign Corrupt Practices
    Act;

  . Overseeing the company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

  . Overseeing the company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the company's assets.

The current members of the Audit Committee are Henry P. Huff (Chairman), Patrick Peng-Koon Ang and Jennifer J. Walt, three independent directors. The Audit Committee met one time in 2000.

 Compensation Committee

   The responsibilities of the Compensation Committee include:

  . Establishing and reviewing the company's general compensation policies applicable to the company's Chief Executive Officer and President and other executive officers;

  . Reviewing and approving the level of compensation, including salaries, fees, benefits, executive incentive plans and perquisites, of the Chief Executive Officer and President and the other executive officers of the company;

  . Reviewing and advising the Board concerning the performance of the Chief
    Executive Officer and President of the company and of those other employees whose compensation is within the review jurisdiction of the committee;

  . Reviewing and advising the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of the company's executive compensation programs among comparable companies in the company's industry;

  . Administering the stock compensation plans that may be adopted by the company from time to time, including the determination of employees and the parties who are to receive grants of stock or stock options and the terms of such grants;

  . Performing such other functions and have such other powers as may be necessary or convenient to the efficient discharge of the foregoing; and

  . Reporting to the Board of Directors regarding the foregoing from time to time, or whenever it shall be called upon to do so.

The current members of the Compensation Committee are Jennifer J. Walt (Chairwoman), Patrick Peng-Koon Ang and Henry P. Huff, three independent directors. The Compensation Committee met two times in 2000.

                                STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

   This table shows, as of March 1, 2001, the number of shares beneficially owned by each director, each executive officer named in the Summary Compensation Table on page 3, all directors and executive officers as a group and any beneficial owner of more than 5% of the common stock, as reported by each person. Except as noted, each person has sole voting and investment power over the shares shown in this table. Unless otherwise indicated, the address of each of the named individuals is c/o Sunrise Telecom Incorporated, 22 Great Oaks Boulevard, San Jose, California, 95119.

                                              Amount and Nature of
                                         Common Stock Beneficially Owned
                                         --------------------------------------
                                          Number of Shares         Percent of
Beneficial Owner                         Beneficially Owned           Class
----------------                         -------------------       ------------
Paul Ker-Chin Chang....................              13,031,000(1)        26.1%
Paul A. Marshall.......................              11,891,760(2)        23.8
Robert C. Pfeiffer.....................               6,343,240           12.7
Peter L. Eidelman......................                 155,552(3)         *
Patrick Peng-Koon Ang..................                   2,000            *
Henry P. Huff..........................                   2,000            *
Jennifer J. Walt.......................                 440,250            *
All directors and executive officers as
 a group (seven persons)...............              31,865,802(3)        63.6

--------
 * Less than one percent of the outstanding shares of common stock.

(1) Includes 31,800 shares held as custodian for minor child.

(2) Includes 1,200 shares held as custodian for minor child.

(3) Includes 131,000 shares issuable upon exercise of outstanding options, which are exercisable within 60 days of March 1, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of Sunrise's common stock must report their initial ownership of the common stock and any changes in that ownership to the Securities and Exchange Commission. The Securities and Exchange Commission has designated specific due dates for these reports and Sunrise must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the Securities and Exchange Commission and written representations of its directors and executive officers, Sunrise believes all persons subject to reporting filed the required reports on time in 2000.

           COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Compensation of Directors

   Compensation. We do not compensate our employee directors for their services as directors. Directors who are not our employees receive compensation for their services as directors at a rate of $30,000 per year plus $1,000 per board meeting attended. During 2000, we paid to directors a total of $75,000 in fees. We also reimbursed the directors for their out-of-pocket expenses in attending Board and committee meetings.

   Stock Options. Under our 2000 stock plan, each of our non-employee directors will receive a grant of an option to purchase shares with a fair market value equal to $25,000 on the date of the Annual Meeting and on the date of each subsequent annual meeting, provided he or she will continue to serve on the board after such annual meeting. Non-employee director options have a term of ten years but expire within 90 days of the director's termination of service or one year if such termination is due to death or disability. Non-employee director options vest one year from the date of grant, provided the director continues to serve as a director at that time. Directors who are our employees are eligible to participate in our 2000 stock plan and our 2000 employee stock purchase plan.

Compensation of the Named Executive Officers

                           SUMMARY COMPENSATION TABLE

   The following table summarizes the compensation of Sunrise's Chief Executive Officer and the other most highly compensated executive officers whose aggregate compensation exceeded $100,000 during the year ended December 31, 2000. We refer to these individuals as the "named executive officers" elsewhere in this Proxy Statement.

                                                                 Long-Term
                                                                Compensation
                                                                   Awards
                                                                ------------
                              Annual Compensation  Other Annual  Securities
Name and Principal            -------------------- Compensation  Underlying     All Other
Position                 Year Salary ($) Bonus ($)    ($)(1)    Options (#)  Compensation ($)
------------------       ---- ---------- --------- ------------ ------------ ----------------
Paul Ker-Chin Chang..... 2000  513,945     248,973     --             --          28,971 (2)
 Chairman, Chief
  Executive              1999  513,945   1,204,629     --             --          22,548 (3)
 Officer and President   1998  513,945      50,325     --             --          13,406 (4)

Paul A. Marshall........ 2000  481,140     232,570     --             --          13,767 (5)
 Chief Operating Officer
  and                    1999  481,140   1,117,851     --             --          18,391 (6)
 Vice President
  Marketing              1998  481,140      46,402     --             --           9,395 (7)

Robert C. Pfeiffer...... 2000  354,051     169,027     --             --          17,672 (8)
 Chief Technology
  Officer and            1999  354,051     819,213                    --          18,244 (9)
 Vice President
  Engineering            1998  354,051      33,315                    --          11,555(10)

Peter L. Eidelman....... 2000  182,000      83,000     --             --          13,383(11)
 Chief Financial Officer 1999  127,500     117,300     --          60,000         15,103(12)
 and Treasurer           1998  108,600      12,945     --          30,000          6,856(13)

--------
 (1) Excludes certain perquisites and other benefits which did not exceed 10% of any officer's total salary and bonus.

 (2) Includes $8,000 in deferred profit sharing, $15,164 in paid out vacation, $5,250 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $557 paid on behalf of such officer.

 (3) Includes $12,800 in deferred profit sharing, $4,110 in paid out vacation, $5,000 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $638 paid on behalf of such officer.

 (4) Includes $4,000 in deferred profit sharing, $3,994 in paid out vacation, $5,000 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $412 paid on behalf of such officer.

 (5) Includes $8,000 in deferred profit sharing, $5,250 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $517 paid on behalf of such officer.

 (6) Includes $12,800 in deferred profit sharing, $5,000 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $591 paid on behalf of such officer.

 (7) Includes $4,000 in deferred profit sharing, $5,000 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $395 paid on behalf of such officer.

 (8) Includes $8,000 in deferred profit sharing, $5,250 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $328 paid on behalf of such officer.

 (9) Includes $12,800 in deferred profit sharing, $5,000 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $444 paid on behalf of such officer.

(10) Includes $4,000 in deferred profit sharing, $2,555 in paid out vacation and $5,000 of company contributions to Sunrise's 401(k) plan.

(11) Includes $8,000 in deferred profit sharing, $5,250 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $133 paid on behalf of such officer.

(12) Includes $10,200 in deferred profit sharing, $4,781 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $122 paid on behalf of such officer.

(13) Includes $2,715 in deferred profit sharing, $4,073 of company contributions to Sunrise's 401(k) plan and life insurance premiums of $68 paid on behalf of such officer.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

   We did not grant any options to purchase Sunrise common stock or SARs to the named executive officers during the year ended December 31, 2000.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                          YEAR-END OPTIONS/SAR VALUES

   The following table provides summary information regarding options to purchase Sunrise common stock that were exercised by the named executive officers during the year ended December 31, 2000 and the number and value of unexercised in the money Sunrise options held by the named executive officers at December 31, 2000.

                                                    Number of Securities  Value of Unexercised
                                                   Underlying Unexercised In-the-Money Options
                                                   Options at FY-End (#)     at FY-End ($)
                            Shares                 ---------------------- --------------------
                         Acquired On     Value          Exercisable/          Exercisable/
Name                     Exercise (#) Realized ($)     Unexercisable         Unexercisable
----                     ------------ ------------ ---------------------- --------------------
Paul Ker-Chin Chang.....       --           --                 0/0                   0/0
Paul A. Marshall........       --           --                 0/0                   0/0
Robert C. Pfeiffer......       --           --                 0/0                   0/0
Peter L. Eidelman.......    10,000       32,250          131,000/0             511,719/0

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee currently consists of Jennifer J. Walt (Chairwoman), Patrick Peng-Koon Ang and Henry P. Huff. No member of the Compensation Committee was an officer or employee of Sunrise or any of its subsidiaries during 2000. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of Sunrise. During 2000, we retained the law firm of Littler Mendelson to perform legal services for us. Ms. Walt, a director of Sunrise and a member of the Compensation Committee, is a shareholder in Littler Mendelson. Mr. Huff was the Chief Financial Officer of NorthPoint Communications until April 2000. During 2000, we sold approximately $274,000 of products to NorthPoint Communications.

                           RELATED PARTY TRANSACTIONS

   Paul Ker-Chin Chang, our Chief Executive Officer and President, is the owner of Telecom Research Center. We purchased equipment from Telecom Research Center used in our manufacturing process totaling $143,000 in 2000. At December 31, 2000, there were $35,000 in accounts payable due to Telecom Research Center. The terms of these transactions were negotiated at arms length and are similar to those of unrelated parties.

   During 2000, we retained the law firm of Littler Mendelson to perform legal services for us. Ms. Walt, a director of Sunrise and a member of the Compensation Committee, is a shareholder in Littler Mendelson.

   Mr. Huff, a director of Sunrise, was the Chief Financial Officer of NorthPoint Communications from June 1998 until April 2000. We sold approximately $274,000 of products to NorthPoint Communications in 2000.

                         COMPENSATION COMMITTEE REPORT

Overview and Philosophy

   The Compensation Committee reviews and approves executive officer compensation including stock option grants. Executive compensation includes the following elements: base salaries, annual bonuses, profit sharing, stock options and various benefit plans.

   The Compensation Committee is composed of three independent directors. It is the Compensation Committee's objective that executive compensation be tied directly to the achievement of Sunrise's performance objectives. Specifically, Sunrise's executive compensation program is designed to reward executive performance that results in enhanced corporate and stockholder values. Published industry pay survey data is reviewed and relied upon in the Compensation Committee's assessment of appropriate compensation levels, including the Radford Management Survey, Economic Research Institute Survey and data from companies in the telecommunications and computer industry of comparable size, performance and growth rates.

   The Compensation Committee recognizes that the industry sector in which Sunrise operates is highly competitive, with the result that there is substantial demand for qualified, experienced executive personnel. The Compensation Committee considers it crucial that Sunrise be assured of attracting and rewarding its top caliber executives who are essential to the attainment of Sunrise's ambitious long-term strategic goals. For these reasons, the Compensation Committee believes Sunrise's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations.

Annual Cash Compensation and Benefits

   The Compensation Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive's and Sunrise's performance. For this reason, Sunrise's executive cash compensation consists of base compensation (salary), variable incentive compensation (annual bonus), as well as participation in the Sunrise profit sharing bonus plan.

   Base salaries for executive officers are established considering a number of factors, including Sunrise's profitability; the executive's individual performance and measurable contribution to Sunrise's success; and pay levels of similar positions with comparable companies in the industry. The Compensation Committee supports Sunrise's compensation philosophy of moderation for elements such as base salary and benefits. The Compensation Committee decides base salaries at the first meeting of each year as part of Sunrise's formal executive officer annual salary review process.

   An executive's annual performance award generally depends on Sunrise's overall financial performance. No bonus payments are made until minimum revenue and profit targets are achieved. These targets are reviewed at least annually to meet the changing nature of Sunrise's business. The incentive portion is set as a percentage of base compensation for all key management of Sunrise. The performance is valued based on a combination of revenue growth and maintaining net income performance.

   Sunrise provides benefits to the named executive officers that are generally available to all Sunrise employees including the profit sharing bonus program.

Stock Options

   There were no stock option grants made to executive officers during calendar year 2000. Prior to Sunrise's initial public offering in July 2000, the founding officers had not received option grants, because they held a significant ownership of the company.

   The Compensation Committee intends to use options grants to attract, retain and motivate Sunrise's executive officers and other participants by providing them with a meaningful stake in Sunrise's long-term success. In making its determinations, the Compensation Committee takes into consideration: (i) grants made to individuals in similar positions in comparable high technology companies, (ii) participants' contributions to Sunrise's performance, both short- and long-term, (iii) prior stock option grants, especially as they relate to the number of options vested and unvested, and (iv) the impact that total option grants made to all participants have on dilution of current stockholder ownership and Sunrise's earnings.

Chief Executive Officer and President's Compensation

   Mr. Paul K. Chang's compensation for fiscal 2000 was evaluated and approved by the Compensation Committee based upon a survey of comparable Chief Executive Officers' salaries in the Bay Area and comparable companies. Mr. Chang's base salary had not changed since 1997 and continued at the same level in 2000. Consistent with prior years, Mr. Chang's 2000 compensation consisted of a base salary of $513,945 and a variable performance-based compensation bonus based on revenue growth and maintaining profitable performance. In 2000, the executive officer bonus equaled 25% of Mr. Chang's base compensation. Mr. Chang also received profit sharing at 25% of base compensation, consistent with all employees of the company. The profit sharing payment is paid partially in cash and partially in deferred compensation. In January 2001, the Compensation Committee approved an increase in Mr. Chang's salary to $700,000 and granted him an option to purchase 100,000 shares of Sunrise common stock for his contribution and achievements during 2000.

Tax Deductibility of Executive Compensation

   As a matter of policy, Sunrise believes it is important to retain the flexibility to maximize its tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. It is the policy of the Compensation Committee to consider the impact, if any, of Section 162(m) on Sunrise and to document as necessary specific performance goals to seek to preserve Sunrise's tax deductions.

                                          Compensation Committee

                                          Jennifer J. Walt, Chairwoman
                                          Patrick Peng-Koon Ang
                                          Henry P. Huff

                             AUDIT COMMITTEE REPORT

   The Audit Committee of the Board consists of the three directors whose signatures appear below. Each member of the Audit Committee is "independent" as defined in the National Association of Securities Dealers' listing standards.

   The Audit Committee's general role is to assist the Board in monitoring Sunrise's financial reporting process and related matters. Its specific responsibilities are set forth in its charter, which is attached as Appendix A to this proxy statement.

   As required by the charter, the Audit Committee reviewed Sunrise's financial statements for 2000 and met with management, as well as with representatives of KPMG LLP, Sunrise's independent public accountants, to discuss the financial statements. The Audit Committee also discussed with representatives of KPMG LLP the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

   The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed the independence of KPMG LLP with that firm.

   Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in Sunrise's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          Audit Committee

                                          Henry P. Huff, Chairman
                                          Patrick Peng-Koon Ang
                                          Jennifer J. Walt

                                    AUDITORS

   KPMG LLP, our auditors for the year ended December 31, 2000, also will be our auditors for 2001. A KPMG LLP representative will attend the annual meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed for professional services rendered by KPMG LLP for the audit of Sunrise's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in Sunrise's Forms 10-Q for that fiscal year were approximately $207,000.

Financial Information Systems Design and Implementation Fees

   There were no fees billed for information technology services rendered by KPMG LLP for the fiscal year ended December 31, 2000.

All Other Fees

   The aggregate fees billed for services rendered by KPMG LLP, other than the services covered in "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for the fiscal year ended December 31, 2000 were approximately $467,000 of which the majority related to Sunrise's initial public offering.

   The Audit Committee of the Board has considered whether the provision of the non-audit services is compatible with maintaining the principal accountant's independence.

                            STOCK PERFORMANCE GRAPH

   This graph below compares the total return on Sunrise Telecom Incorporated common stock and certain indices from July 13, 2000, the date Sunrise's common stock began trading on the Nasdaq National Market. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

                           [STOCK PERFORMANCE GRAPH]

                   Base Period                   Months Ending
                   ----------- -------------------------------------------------
                    July 13,    July  August September October November December
Company/Index         2000      2000   2000    2000     2000     2000     2000
-------------      ----------- ------ ------ --------- ------- -------- --------
SUNRISE TELECOM..      100     310.00 299.59  192.08   163.83   68.75    26.04
NASDAQ US INDEX..      100      89.87 100.50   87.44    80.23   61.85    58.60
TECHNOLOGY -
 500.............      100      92.36 102.64   83.73    79.16   63.60    56.57

                                   FORM 10-K

   Sunrise filed an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to Michael F. Heafey, General Counsel and Secretary, Sunrise Telecom Incorporated, 22 Great Oaks Boulevard, San Jose, California 95119.

                                          By Order of the Board of Directors,

                                          Michael F. Heafey
                                          Secretary

April 9, 2001

                                                                      APPENDIX A

                          SUNRISE TELECOM INCORPORATED

                        Charter for the Audit Committee
                           of the Board of Directors

Purpose

   The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Sunrise Telecom Incorporated (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

   The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

   The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

Membership

   The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

   Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent, as defined in the NASD Rules, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Meetings

   The Audit Committee will meet separately with the President and Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the

Company. The Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

Responsibilities

   The responsibilities of the Audit Committee shall include:

     1. Nominating the independent auditors for annual approval by the Board and ratification by the stockholders;

     2. Reviewing the plan for the audit and related services at least annually;

     3. Reviewing audit results and annual and interim financial statements;

     4. Ensuring the receipt of, and reviewing, a written statement from the Company's auditors delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1;

     5. Reviewing and actively discussing with the Company's auditors any disclosed relationship or service that may impact the objectivity and independence of the auditor;

     6. Taking, or recommending that the Board take, appropriate action to oversee the independence of the outside auditor;

     7. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

     8. Overseeing the effectiveness of the internal audit function;

     9. Overseeing the Company's compliance with the Foreign Corrupt Practices Act;

    10. Overseeing the Company's compliance with SEC requirements for disclosure of auditor's services and Audit Committee members and activities; and

    11. Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

   In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

   Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

Reports

   The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

--------------------------------------------------------------------------------

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         SUNRISE TELECOM INCORPORATED
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 10, 2001

     The undersigned hereby appoints Paul Ker-Chin Chang, Paul A. Marshall and Robert C. Pfeiffer, or any of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of SUNRISE TELECOM INCORPORATED to be held at the Hyatt Hotel, 302 South Market Street, San Jose, California, on Thursday, May 10, 2001, at 10:00 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:


     (Continued, and to be marked, dated and signed, on the reverse side)



--------------------------------------------------------------------------------

(Continued from other side)

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
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This proxy will be voted as directed. In the absence of contrary directions,                                         Please mark
this proxy will be voted FOR the election of the directors listed below.                                        [x]  your votes
                                                                                                                      as this
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1. To elect two directors to serve until
the 2004 Annual Meeting of Stockholders

    FOR all             WITHHOLD
nominees listed     authority to vote
  (except as        for all nominees
  indicated)             listed          2.  In their discretion, upon any and all such other matters as may    I plan to attend
     [_]                  [_]                properly come before the meeting or any adjournment thereof.          the meeting

                                                                                                                       [_]


                                                                                   STOCKHOLDERS ARE URGED TO MARK, DATE,
Instruction: To withhold authority to vote for any individual nominee,             SIGN AND RETURN THIS PROXY PROMPTLY IN
strike a line through that nominee's name in the list below.                       THE ENVELOPE PROVIDED, WHICH REQUIRES
                                                                                   NO POSTAGE IF MAILED IN THE UNITED STATES.
Robert C. Pfeiffer and Jennifer J. Walt




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
      Signature(s) _______________________________________________________________________________________   Date __________________


      Signature(s) _______________________________________________________________________________________   Date __________________


      The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

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